                                  SCHEDULE 14a

                                 (RULE 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
                Proxy Statement Pursuant to Section 14(a) of the
                         Securities Exchange Act of 1934

Filed by the registrant                     [X]
Filed by a party other than the registrant  [ ]

Check the appropriate box:

[ ] Preliminary proxy statement     [ ] Confidential, for Use of the Commission
[X] Definitive proxy statement          Only, (as permitted by Rule 14a-6(e)(2))
[ ] Definitive additional materials
[ ] Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                          WESTERN WIRELESS CORPORATION
                (Name of Registrant as Specified In Its Charter)


                          WESTERN WIRELESS CORPORATION
                   (Name of Person(s) Filing Proxy Statement)

Payment of filing fee (Check the appropriate box):

[X]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11:

     (1)  Title of each class of securities to which transaction applies: N.A.

     (2)  Aggregate number of securities to which transaction applies: N.A.

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11: N.A.

     (4)  Proposed maximum aggregate value of transaction: N.A.

     (5)  Total fee paid: N.A.

           [ ]    Fee paid previously with preliminary materials.

           [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount previously paid: N.A.

     (2)  Form, Schedule or Registration Statement no.: N.A.

     (3)  Filing party: N.A.

     (4)  Date filed: N.A.

                             WESTERN WIRELESS LOGO

                              BELLEVUE, WASHINGTON
                                 APRIL 18, 2000

Dear Shareholders:

     You are cordially invited to attend the Western Wireless Corporation Annual Meeting of Shareholders on Thursday, May 18, 2000 at 9:00 a.m. (Pacific Time) at The Museum of History and Industry, 2700 24th Avenue East, Seattle, Washington. Directions to The Museum of History and Industry are provided on the back cover of this Notice of Annual Meeting and Proxy Statement.

     The matters to be acted upon are described in the accompanying Notice of Annual Meeting and Proxy Statement. At the meeting, we will also report on Western Wireless Corporation's operations and respond to any questions you may have.

     YOUR VOTE IS VERY IMPORTANT. WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING OF SHAREHOLDERS, IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED. PLEASE SIGN, DATE, AND RETURN THE ENCLOSED PROXY CARD AS SOON AS POSSIBLE IN THE ENCLOSED POSTAGE PREPAID ENVELOPE IN ORDER TO ENSURE THAT YOUR VOTE IS COUNTED. IF YOU ATTEND THE MEETING, YOU WILL, OF COURSE, HAVE THE RIGHT TO REVOKE THE PROXY AND VOTE YOUR SHARES IN PERSON.

                                      Very truly yours,

                                      /s/ JOHN W. STANTON
                                      John W. Stanton
                                      Chairman and
                                      Chief Executive Officer

                          WESTERN WIRELESS CORPORATION
                              3650 131ST AVENUE SE
                               BELLEVUE, WA 98006
                            ------------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                                  MAY 18, 2000

To the Shareholders:

     The Annual Meeting of Shareholders of Western Wireless Corporation (the "Company") will be held at The Museum of History and Industry, 2700 24th Avenue East, Seattle, Washington, on Thursday, May 18, 2000 at 9:00 a.m. (Pacific Time) for the following purposes:

     1. To elect six directors to serve until the Annual Meeting of Shareholders for 2001 and until their respective successors are elected and qualified;

     2. To ratify the selection of Arthur Andersen LLP as the Company's independent auditors for 2000; and

     3. To transact such other business as may properly come before the meeting or any adjournment thereof.

     Only shareholders of record at the close of business on April 4, 2000 will be entitled to notice of, and to vote at, the Annual Meeting and any adjournments thereof.

     The Company's Proxy Statement is submitted herewith. Financial and other information concerning the Company is contained in the enclosed Annual Report for the year ended December 31, 1999.

                                          By Order of the Board of Directors

                                          /s/ ALAN R. BENDER
                                          Alan R. Bender
                                          Secretary
Bellevue, Washington
April 18, 2000

                          YOUR VOTE IS VERY IMPORTANT

     WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING OF SHAREHOLDERS, IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED. PLEASE SIGN, DATE, AND RETURN THE ENCLOSED PROXY CARD AS SOON AS POSSIBLE IN THE ENCLOSED POSTAGE PREPAID ENVELOPE IN ORDER TO ENSURE THAT YOUR VOTE IS COUNTED. IF YOU ATTEND THE MEETING, YOU WILL, OF COURSE, HAVE THE RIGHT TO REVOKE THE PROXY AND VOTE YOUR SHARES IN PERSON.

                          WESTERN WIRELESS CORPORATION
                              3650 131ST AVENUE SE
                               BELLEVUE, WA 98006
                            ------------------------

                                PROXY STATEMENT
                                    FOR THE
                         ANNUAL MEETING OF SHAREHOLDERS

                                  MAY 18, 2000

     This Proxy Statement is furnished by the Board of Directors of Western Wireless Corporation, a Washington corporation (the "Company" or "Western Wireless"), to the holders of Class A Common Stock, no par value per share, of the Company (the "Class A Common Stock"), and to the holders of Class B Common Stock, no par value per share, of the Company (the "Class B Common Stock," and, together with the Class A Common Stock, the "Common Stock"), in connection with the solicitation of proxies by the Board of Directors for use at the Annual Meeting of Shareholders of the Company (the "Annual Meeting") to be held at 9:00 a.m. (Pacific Time) on Thursday, May 18, 2000 at The Museum of History and Industry, 2700 24th Avenue East, Seattle, Washington, and at any adjournment thereof. Directions to The Museum of History and Industry are provided on the back cover of this Proxy Statement.

     A proxy delivered pursuant to this solicitation is revocable at the option of the person giving the same at any time before it is exercised. A proxy may be revoked, prior to its exercise, by executing and delivering a later dated proxy card to the Secretary of the Company prior to the Annual Meeting, delivering written notice of revocation of the proxy to the Secretary of the Company prior to the Annual Meeting, or attending and voting at the Annual Meeting. Attendance at the Annual Meeting, in and of itself, will not constitute a revocation of a proxy. Unless previously revoked, the shares represented by the enclosed proxy will be voted in accordance with the shareholder's directions if the proxy is duly executed and returned prior to the Annual Meeting. If no directions are specified, the shares will be voted for the election of the directors recommended by the Board of Directors, for the ratification of the selection by the Board of Directors of the Company's independent auditors, and, at the discretion of the named proxies, on other matters properly brought before the Annual Meeting.

     The presence in person or by proxy of holders of record of a majority of the total number of votes attributable to all shares of Common Stock outstanding and entitled to vote is required to constitute a quorum for the transaction of business at the Annual Meeting. Under Washington law and the Company's Bylaws, if a quorum is present, a nominee for election to a position on the Board of Directors will be elected as a Director if the votes cast for the nominee exceed the votes cast against the nominee and exceed the votes cast for any other nominee for that position. Abstentions and "broker non-votes" (shares held by a broker or nominee as to which a broker or nominee indicates on the proxy that it does not have the authority, either express or discretionary, to vote on a particular matter) are counted for purposes of determining the presence or absence of a quorum for the transaction of business at the Annual Meeting. For the election of directors, an abstention from voting and broker non-votes will have the legal effect of neither a vote for nor against the nominee. For all other matters, an abstention from voting and broker non-votes, since they are not affirmative votes, will have the same practical effect as a vote against the respective matters. Proxies and ballots will be received and tabulated by ChaseMellon Shareholder Services, L.L.C., the Company's transfer agent and the inspector of elections for the Annual Meeting.

     This Proxy Statement and the enclosed proxy card are first being mailed on or about April 18, 2000 to the Company's shareholders of record on April 4, 2000 (the "Record Date").

     The expense of preparing, printing, and mailing this Proxy Statement and the proxies solicited hereby will be borne by the Company. In addition to the use of the mail, proxies may be solicited by directors, officers, and other employees of the Company, without additional remuneration, in person, or by telephone, telegraph or facsimile transmission. The Company will also request brokerage firms, banks, nominees, custodians, and fiduciaries to forward proxy materials to the beneficial owners of shares of Common Stock as of the record date and will provide reimbursement for the cost of forwarding the proxy materials in accordance with customary practice. Your cooperation in promptly signing and returning the enclosed proxy card will help to avoid additional expense.

     At the close of business on the Record Date, the Company had 70,725,400 shares of Class A Common Stock and 7,086,564 shares of Class B Common Stock outstanding, and there were no outstanding shares of any other class of stock. Each share of Class A Common Stock entitles the holder thereof to one vote, and each share of Class B Common Stock entitles the holder thereof to ten votes. Only shareholders of record at the close of business on the Record Date will be entitled to notice of, and to vote at, the Annual Meeting.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth, as of April 4, 2000, certain information regarding beneficial ownership of the Company's Common Stock by (i) each person who is known by the Company to own beneficially 5% or more of either class of Common Stock; (ii) each Named Executive Officer (as defined under "Executive Compensation" below); (iii) each director and nominee for director of the Company; and (iv) all directors, officers and key employees as a group. Unless otherwise indicated, all persons listed have sole voting power and investment power with respect to such shares, subject to community property laws, where applicable.

                                    SHARES BENEFICIALLY OWNED(2)          PERCENTAGE BENEFICIALLY OWNED
                                 ----------------------------------   --------------------------------------
                                                           TOTAL        A        B      TOTAL    OUTSTANDING
      NAME AND ADDRESS(1)        A SHARES    B SHARES      SHARES     SHARES   SHARES   SHARES      VOTES
      -------------------        ---------   ---------   ----------   ------   ------   ------   -----------
Janus Capital Corporation(3)...  7,318,250           0    7,318,250   10.35%       0     9.41%       5.17%
AMVESCAP PLC et al.(4).........  4,889,830           0    4,889,830    6.91%       0     6.28%       3.45%
T. Rowe Price Associates,
  Inc.(5)......................  4,387,100           0    4,387,100    6.20%       0     5.64%       3.10%
Goldman Sachs & Co., Inc. and
  related investors(6)(7)......  3,892,359           0    3,892,359    5.50%       0     5.00%       2.75%
John W. Stanton(7)(8)..........    101,889   6,050,693    6,152,046       *    85.38%    7.90%      42.81%
Theresa E. Gillespie(7)(8).....    101,889   6,050,693    6,152,046       *    85.38%    7.90%      42.81%
Mikal J. Thomsen(9)............    386,028     295,442      681,470       *     4.17%       *        2.36%
Donald Guthrie(10).............    321,252      90,117      411,369       *     1.27%       *           *
Alan R. Bender(11).............    186,725      22,813      209,538       *        *        *           *
John L. Bunce, Jr.(7)(12)......    206,929           0      206,929       *        0        *           *
Mitchell R. Cohen(7)(13).......     23,907           0       23,907       *        0        *           *
Daniel J. Evans(14)............      4,623           0        4,623       *        0        *           *
Jonathan M. Nelson(7)(15)......    220,276           0      220,276       *        0        *           *
Terence M. O'Toole(6)(7).......  3,892,359           0    3,892,359    5.50%       0     5.00%       2.75%
All directors, executive
  officers and key employees as
  a group
  (14 persons)(16).............  5,458,476   6,308,281   11,766,757    7.62%   89.02%   14.95%      48.41%

---------------
  * Less than 1%

(1) The address of Goldman Sachs & Co., Inc. ("Goldman Sachs") is 85 Broad Street, 19th Floor, New York, New York 10004. The address of T. Rowe Price Associates, Inc. ("Price Associates") is 100 East Pratt Street, Baltimore, Maryland 21202. The addresses of AMVESCAP PLC et al. are 1315 Peachtree Street, N.E., Atlanta, Georgia 30309 and 11 Devonshire Square, London, EC2M 4YR, England. The address of Janus Capital Corporation ("Janus Capital") is 100 Fillmore Street, Denver, Colorado 80206. The address of the Company's directors and executive officers is 3650 131st Avenue SE, Bellevue, Washington, 98006.

(2) Computed in accordance with Rule 13d-3(d)(1) of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

 (3) As reported in the Schedule 13G filed by Janus Capital on February 11, 2000, Janus Capital is a registered investment adviser which furnishes investment advice to several investment companies and individual and institutional clients. Janus Capital may be deemed to be the beneficial owner of the shares, however, it does not have the right to receive any dividends from, or the proceeds from the sale of, the shares and disclaims any ownership associated with such rights.

 (4) As reported in their Schedule 13G filed on February 4, 2000, these shares may be deemed to be beneficially owned by each of AMVESCAP PLC, AVZ, Inc.; AIM Management Group Inc.; AMVESCAP Group Services, Inc.; INVESCO, Inc.; INVESCO North American Holdings, Inc.; INVESCO Capital Management, Inc.; INVESCO Funds Group, Inc.; INVESCO Management & Research, Inc.; INVESCO Realty Advisers, Inc.; and INVESCO (NY) Asset Management, Inc. (the "AMVESCAP Group"). The AMVESCAP Group share voting and/or dispositive power of these shares, and hold these shares on behalf of other persons who have the right to receive and/or the power to direct the receipt of dividends from, or the proceeds from the sale of such shares.

 (5) As reported in the Schedule 13G filed by Price Associates on February 14, 2000, these shares are owned by various individual and institutional investors to which Price Associates serves as investment adviser with power to direct investments and/or sole power to vote the securities. Price Associates is deemed to be a beneficial owner of such shares; however, Price Associates expressly disclaims beneficial ownership of such shares.

 (6) Excludes (i) shares of Class A Common Stock (less than 1% of the total number of outstanding shares of Class A Common Stock) owned by Goldman Sachs which were acquired in connection with its ordinary course of business trading activities and/or which may be deemed to be beneficially owned by the Goldman Sachs 1999 Exchange Place Fund, L.P. (the "Exchange Fund"); and (ii) shares of Class A Common Stock (less than 1% of the total number of outstanding shares of Class A Common stock) held in managed accounts (the "Managed Accounts") for which Goldman Sachs exercises voting or investment authority, or both. Goldman Sachs disclaims beneficial ownership of the shares held in the Exchange Fund and the Managed Accounts. Includes options held by Mr. O'Toole to purchase 786 shares of Class A Common Stock exercisable on or before June 18, 2000; does not include unexercisable options. Options granted to Mr. O'Toole are held for the benefit of Goldman Sachs. Mr. O'Toole, a Managing Director of Goldman Sachs, disclaims beneficial ownership of shares which may be deemed to be beneficially owned by Goldman Sachs.

 (7) Parties or affiliates of parties to the Shareholders Agreement, which provides that the parties thereto will vote their shares of Common Stock in favor of the election as directors of the Company the Chief Executive Officer of the Company, one person designated by the Stanton Entities (defined below) and Providence Media Partners, L.P. ("Providence"), one person designated by Goldman Sachs, two persons designated by Hellman & Friedman Capital Partners II, L.P. ("Hellman & Friedman") and one person selected by a majority of such designated persons, subject to the ownership requirements set forth therein.

 (8) Includes (i) 1,686,069 shares of Class B Common Stock held of record by PN Cellular, Inc. ("PN Cellular"), which is substantially owned and controlled by Mr. Stanton and Ms. Gillespie, (ii) 1,274,519 shares of Class B Common Stock held of record by Stanton Communications Corporation ("SCC"), which is substantially owned and controlled by Mr. Stanton and Ms. Gillespie,
     (iii) 58,333 shares of Class A Common Stock and 3,025,668 shares of Class B Common Stock held by Mr. Stanton and Ms. Gillespie, as tenants in common,
     (iv) 64,437 shares of Class B Common Stock held of record by The Stanton Family Trust, and (v) options held by Mr. Stanton and Ms. Gillespie to purchase 786 and 42,770 shares of Class A Common Stock, respectively, exercisable on or before June 18, 2000; does not include unexercisable options. Mr. Stanton and Ms. Gillespie are married and share voting and investment power with respect to the shares jointly owned by them, as well as the shares held of record by PN Cellular, SCC and The Stanton Family Trust (the "Stanton Entities").

 (9) Mr. Thomsen jointly holds voting and investment power with respect to all of such shares with his wife, except for shares issued or issuable upon the exercise of stock options. Includes 172,484 shares of Class B Common Stock beneficially owned by Mr. Thomsen through his ownership of approximately 10.2% of PN Cellular; Mr. Thomsen does not have voting control over such shares. Also includes options held by Mr. Thomsen to purchase 359,028 shares of Class A Common Stock exercisable on or before June 18, 2000; does not include unexercisable options. Although this table counts all options as exercisable into Class A Common Stock only, 217,794 of the options held by Mr. Thomsen are in fact exercisable into either Class A Common Stock or Class B Common Stock at Mr. Thomsen's discretion.

(10) Includes options held by Mr. Guthrie to purchase 258,407 shares of Class A Common Stock exercisable on or before June 18, 2000; does not include unexercisable options. Although this table counts all options as exercisable into Class A Common Stock only, 176,860 of the options held by Mr. Guthrie are in fact exercisable into either Class A Common Stock or Class B Common Stock at Mr. Guthrie's discretion.

(11) Includes options held by Mr. Bender to purchase 141,451 shares of Class A Common Stock exercisable on or before June 18, 2000; does not include unexercisable options. Although this table counts all options as exercisable into Class A Common Stock only, 94,042 of the options held by Mr. Bender are in fact exercisable into either Class A Common Stock or Class B Common Stock at Mr. Bender's discretion. Also includes 2,790 shares of Class B Common Stock held by Mr. Bender's wife, and 2,704 shares of Class A Common Stock held by a family trust.

(12) Includes options held by Mr. Bunce to purchase 786 shares of Class A Common Stock exercisable on or before June 18, 2000; does not include unexercisable options. Options granted to Mr. Bunce prior to December 31, 1999 are held for the benefit of Hellman & Friedman.

(13) Includes options held by Mr. Cohen to purchase 786 shares of Class A Common Stock exercisable on or before June 18, 2000; does not include unexercisable options. Options granted to Mr. Cohen prior to December 31, 1999 are held for the benefit of Hellman & Friedman.

(14) Includes options held by Mr. Evans to purchase 4,623 shares of Class A Common Stock exercisable on or before June 18, 2000; does not include unexercisable options.

(15) Includes options held by Mr. Nelson to purchase 786 shares of Class A Common Stock exercisable on or before June 18, 2000; does not include unexercisable options. Options granted to Mr. Nelson are held for the benefit of Providence Media Services, Inc.

(16) Includes options held by directors, executive officers and key employees to purchase 914,647 shares of Class A Common Stock exercisable on or before June 18, 2000; does not include unexercisable options. Although this table counts all options as exercisable into Class A Common Stock only, 586,434 of the options held by directors, executive officers and key employees are in fact exercisable into either Class A Common Stock or Class B Common Stock at the respective holder's discretion.

              1. ELECTION OF DIRECTORS AND MANAGEMENT INFORMATION

     As of April 18, 2000, the Company's Board of Directors consisted of six members. At each annual meeting, directors are to be elected to serve for a term of one year and until their respective successors have been elected and qualified. The terms of office of the Company's current directors are scheduled to expire at the Annual Meeting.

     At the Annual Meeting, shareholders will elect six directors to serve until the next Annual Meeting of Shareholders and until their respective successors are elected and qualified. Unless otherwise directed, the persons named in the proxy intend to cast all proxies in favor of Messrs. Stanton, Bunce, Cohen, Evans, Nelson, and O'Toole to serve as directors of the Company. In the event that Mr. Stanton, Mr. Bunce, Mr. Cohen, Mr. Evans, Mr. Nelson, or Mr. O'Toole should become unavailable for election to the Board of Directors for any reason, the persons named in the proxy have discretionary authority to vote the proxies for the election of other nominees to be designated to fill each such vacancy by the Board of Directors of the Company.

INFORMATION ABOUT THE NOMINEES

     JOHN W. STANTON, 44, has been a director, Chief Executive Officer and Chairman of the Company and its predecessors since 1992. Mr. Stanton has also been a director of VoiceStream Wireless Corporation ("VoiceStream") since February 1998, and has been its Chief Executive Officer and Chairman since it was formed in 1994. Mr. Stanton served as a director of McCaw Cellular Communications, Inc. ("McCaw

Cellular") from 1986 to 1994, and as a director of LIN Broadcasting Corporation from 1990 to 1994, during which time it was a publicly traded company. From 1983 to 1991, Mr. Stanton served in various capacities with McCaw Cellular, serving as Vice-Chairman of the Board of McCaw Cellular from 1988 to September 1991 and as Chief Operating Officer of McCaw Cellular from 1985 to 1988. Mr. Stanton is also a member of the Board of Directors of Advanced Digital Information Corporation and Columbia Sportswear, Inc. In addition, Mr. Stanton is a trustee of Whitman College, a private college.

     JOHN L. BUNCE, JR., 41, has been a director of the Company and one of its predecessors since 1992. He was also a director of VoiceStream from February 1998 to February 2000. Mr. Bunce is a Managing Director of Hellman & Friedman, a private investment firm, having joined Hellman & Friedman as an associate in 1988. Mr. Bunce is also a director of National Information Consortium and Digitas.

     MITCHELL R. COHEN, 36, has been a director of the Company and one of its predecessors since 1992. He has also been a director of VoiceStream since February 1998. Mr. Cohen is a Managing Director of Hellman & Friedman, having joined Hellman & Friedman as an associate in July 1989. From 1986 to 1989, Mr. Cohen was employed by Shearson Lehman Hutton, Inc. Mr. Cohen is also a director of Advanstar, Inc.

     DANIEL J. EVANS, 74, has been a director of the Company since 1997. He has also been a director of VoiceStream since February 1998. Mr. Evans is the Chairman of Daniel J. Evans Associates, a consulting firm. From 1965 through 1977, Mr. Evans was Governor of the State of Washington. In 1983 he was appointed and then elected to the United States Senate to fill the seat of the late Senator Henry M. Jackson. Mr. Evans also serves as a director of Flow International Corporation, Puget Sound Energy, and Tera Computer Company, and serves on the Board of Regents of the University of Washington.

     JONATHAN M. NELSON, 43, has been a director of the Company since it was formed in 1994. He has also been a director of VoiceStream since February 1998. Mr. Nelson has been President and Chief Executive Officer of Providence Equity Partners Inc., an investment advisor, since its inception in 1995, and is a Member of Providence Equity Partners L.L.C., which is the general partner of Providence Equity Partners L.P. and Providence Equity Partners II L.P. He is also Co-Chairman of Providence Ventures Inc., an investment advisor, and a managing general partner of Providence Ventures L.P., which is the general partner of the general partner of Providence Media Partners L.P., a venture capital fund. Since 1986, Mr. Nelson has been a Managing Director of Narragansett Capital, Inc., a private management company for three separate equity investment funds. Mr. Nelson is also a director of AT&T Canada.

     TERENCE M. O'TOOLE, 41, has been a director of the Company since it was formed in 1994. He has also been a director of VoiceStream since February 1998. Mr. O'Toole joined Goldman Sachs in 1983 and became a Vice President in 1987, a general partner in 1992, and a Managing Director in 1996. Mr. O'Toole is also a director of AMF Bowling, Inc.

COMMITTEES

     The Company's Board of Directors has standing Executive, Compensation, Nominating and Audit Committees. The members of each Committee and the functions performed thereby are described below:

     EXECUTIVE COMMITTEE. During 1999, the Executive Committee was comprised of Messrs. Stanton, Bunce and O'Toole. The Executive Committee, during the intervals between meetings of the Board of Directors, may exercise the powers of the Board of Directors except with respect to a limited number of matters, which include amending the Articles of Incorporation or the Bylaws of the Company, adopting an agreement of merger or consolidation for the Company and recommending to the shareholders of the Company a merger of the Company, the sale of all or substantially all of the assets of the Company or the dissolution of the Company.

     COMPENSATION COMMITTEE. During 1999, the Compensation Committee was comprised of Messrs. Cohen, Evans and Nelson. The Compensation Committee reviews current remuneration of the directors and of the executive officers of the Company and makes recommendations to the Board of Directors regarding appropriate periodic adjustment of such amounts. The Compensation Committee also makes all determinations concerning the Company's grants of stock options and restricted stock offers and awards to officers and employees of the Company who are eligible for such options under each of the Company's 1994 Management Incentive Stock Option Plan and its 1997 Executive Restricted Stock Plan.

     NOMINATING COMMITTEE. During 1999, the Nominating Committee was comprised of Messrs. O'Toole and Bunce. The Nominating Committee reviews nominations and makes recommendations to the Board of Directors on Board of Director appointments.

     AUDIT COMMITTEE. During 1999, the Audit Committee was comprised of Messrs. Cohen and Nelson. The Audit Committee reviews the planned scope of the services of the Company's independent auditors; reviews financial statements and the auditors' opinion letter; recommends the independent auditors for the following fiscal year; reviews the recommendations of the independent auditors relating to accounting, internal controls, and other matters; and reviews internal controls and accounting procedures with the Company's financial staff.

     During 1999, the Executive Committee did not meet, the Compensation Committee met three times, the Audit Committee met one time, the Nominating Committee met one time, and the entire Board of Directors met five times. Each director attended at least 75 percent of all Board meetings and meetings of Committees on which they served during the periods they served.

                             EXECUTIVE COMPENSATION

SUMMARY OF COMPENSATION

     The following table summarizes the compensation for services rendered during 1999, 1998, and 1997 for the Company's Chief Executive Officer and its next four most highly compensated executive officers (collectively referred to herein as the "Named Executive Officers").

                                                                       LONG-TERM COMPENSATION AWARDS
                                 ANNUAL COMPENSATION         -------------------------------------------------
                            ------------------------------    RESTRICTED     SECURITIES
         NAME AND           FISCAL                              STOCK        UNDERLYING         ALL OTHER
    PRINCIPAL POSITION       YEAR    SALARY($)   BONUS($)    AWARDS(1)(4)   OPTIONS(2)(5)   COMPENSATION($)(3)
    ------------------      ------   ---------   ---------   ------------   -------------   ------------------
John W. Stanton(6)           1999     295,000    1,000,000     660,000           1,069           464,593
  Chairman and Chief         1998     193,542      400,000     521,250           1,000           367,974
  Executive Officer          1997     187,083      300,000     416,250               0           292,000
Donald Guthrie(6)            1999     212,865      180,000     330,000          64,155           234,796
  Vice Chairman              1998     165,667      150,000     260,625          60,000           186,487
                             1997     157,083      115,000     208,125               0           147,125
Mikal J. Thomsen             1999     225,006      263,096     330,000         128,310           234,796
  President and Chief        1998     155,667      160,000     260,625          60,000           186,487
  Operating Officer          1997     147,081      110,000     208,125               0           147,125
Alan R. Bender(6)            1999     169,060      170,000     220,000          42,770           158,197
  Executive Vice President   1998     145,321      110,000     173,750          40,000           125,992
  and Secretary              1997     137,091      100,000     138,750               0            98,800
Theresa E. Gillespie         1999     169,919      170,386     220,000          85,540           158,197
  Executive Vice President   1998     145,321      110,000     173,750          40,000           125,992
                             1997     137,091      100,000     138,750               0            98,800

---------------
(1) The Company granted 30,000 shares to Mr. Stanton, 15,000 shares to each of Messrs. Thomsen and Guthrie, and 10,000 shares to each of Mr. Bender and Ms. Gillespie of Class A Common Stock on January 3, 1999, pursuant to the Executive Restricted Stock Plan. The Company recorded deferred compensation based upon the market value of the Class A Common stock at January 3, 1999, and the price at which the Executive Restricted Stock Plan shares were granted. The shares of the Company are restricted until predetermined performance goals are met, including achieving a predetermined level of subscribers, and achieving a predetermined level of cash flow. Dividends will be paid on Executive Restricted Stock Plan shares to the extent paid on any other shares of stock of the same class.

(2) On May 3, 1999, the Company distributed its 80.1% ownership of VoiceStream to its shareholders on a 1 for 1 basis: for each share of the Company that shareholders owned at the record date for the spin-off of VoiceStream, they received a share of VoiceStream Common Stock (the "VoiceStream Spin-off"). With the exception of the 1999 option grant, the number of options granted in each year has not been adjusted to reflect the cancellation and reissuance of the initial grants on May 21, 1999 at an adjusted strike price and amount to account for the VoiceStream Spin-off (see Option Repricings table below).

(3) The Company made payments to cover the taxes related to the grant of Executive Restricted Stock Plan shares and paid matching contributions to the Company's 401(k) Profit Sharing Plan and Trust.

(4) On May 3, 1999, in connection with the VoiceStream Spin-off, Named Executive Officers received shares of VoiceStream Common Stock in an amount equal to the shares of restricted stock of the Company that had been granted prior to May 3, 1999. These VoiceStream shares are subject to the Company's Executive Restricted Stock Plan, and are restricted until the same predetermined performance goals are met (see note 1 above).

(5) On May 3, 1999, in connection with the VoiceStream Spin-off, optionees of the Company, including the Named Executive Officers, received options to purchase shares of VoiceStream Common Stock in an amount equal to the number of outstanding vested options each had on May 3, 1999.

(6) Mr. Stanton, and until May 3, 2002 Messrs. Guthrie and Bender, will divide their time and responsibilities between the Company and VoiceStream, and their compensation will be shared appropriately. The bonus for 1999 for each of Messrs. Stanton, Guthrie and Bender is the aggregate bonus paid by both the Company and VoiceStream, with 40% of such bonus paid by the Company and 60% paid by VoiceStream.

GRANTS OF STOCK OPTIONS

     The following table summaries options granted during 1999 to each of the Named Executive Officers, as reissued in May 1999 at an adjusted exercise price and amount to account for the VoiceStream Spin-off:

                                       % OF TOTAL
                       NUMBER OF        OPTIONS                                    POTENTIAL REALIZABLE VALUE AT
                       SECURITIES      GRANTED TO                                     ASSUMED ANNUAL RATES OF
                       UNDERLYING      EMPLOYEES,                                   STOCK PRICE APPRECIATION FOR
                        OPTIONS       OFFICERS AND    EXERCISE OR                          OPTION TERM(3)
                        GRANTED       DIRECTORS IN    BASE PRICE     EXPIRATION    ------------------------------
        NAME           (#)(1)(2)     FISCAL YEAR(2)   ($/SHARES)        DATE           5%($)           10%($)
        ----           ----------    --------------   -----------   ------------   -------------    -------------
John W. Stanton......     1,069           0.13%          9.946      Jan. 1, 2009       105,594          174,441
Donald Guthrie.......    64,155           7.58%          9.946      Jan. 1, 2009     2,047,816        3,563,127
Mikal J. Thomsen.....   128,310          15.16%          9.946      Jan. 1, 2009     4,095,632        7,126,255
Alan R. Bender.......    42,770           5.05%          9.946      Jan. 1, 2009     1,365,210        2,375,418
Theresa E.
  Gillespie..........    85,540          10.11%          9.946      Jan. 1, 2009     2,730,421        4,750,837

---------------
(1) These options have terms of ten years from January 1, 1999, and become exercisable as to 25% of the shares on the first anniversary and an additional 25% every year thereafter until such options are fully exercisable, provided that such officer remains continuously employed by the Company.

(2) Excludes options initially granted prior to January 1, 1999, and reissued in May 1999 at an adjusted exercise price and amount to account for the VoiceStream Spin-off (see Option Repricings table below).

(3) Potential realizable value is based on an assumption that the stock price of the Common Stock appreciates at the annual rate shown (compounded annually) from the date of grant until the end of the option term. Excludes options to purchase VoiceStream common stock received as a result of the VoiceStream Spin-off. These numbers are calculated based on the requirements of the Securities and Exchange Commission and do not reflect the Company's estimate of future stock price performance.

EXERCISES OF STOCK OPTIONS

     The following table provides information on option exercises in 1999 by the Named Executive Officers and the value of such officers' unexercised options on December 31, 1999. This table excludes exercises of options to purchase VoiceStream common stock received in connection with the VoiceStream Spin-off.

                                                             NUMBER OF SECURITIES
                                                            UNDERLYING UNEXERCISED      VALUE OF UNEXERCISED IN-THE-
                                                          OPTIONS AT FISCAL YEAR-END       MONEY OPTIONS AT FISCAL
                               SHARES                                 (#)                       YEAR-END ($)
                            ACQUIRED ON       VALUE       ---------------------------   -----------------------------
           NAME             EXERCISE (#)   REALIZED ($)   EXERCISABLE   UNEXERCISABLE   EXERCISABLE    UNEXERCISABLE
           ----             ------------   ------------   -----------   -------------   ------------   --------------
John W. Stanton...........          0                0          250          1,871           14,656         107,736
Donald Guthrie............     15,345          303,641      226,329        128,310       14,239,159       7,432,726
Mikal J. Thomsen..........     50,000        2,396,285      294,872        256,620       18,094,271      14,865,550
Alan R. Bender............    155,670        5,363,259      120,065         85,540        7,345,046       4,955,149
Theresa E. Gillespie......    226,227       11,074,587            0        149,695                0       8,620,101

OPTION REPRICINGS

     The following table provides information on reissuances in 1999 of options held by the Named Executive Officers at an adjusted exercise price and/or amount to account for the VoiceStream Spin-off. Those who held vested options to purchase Western Wireless Common Stock at the time of the VoiceStream Spin-off also received an equal number of vested options to purchase VoiceStream common stock which are governed by the VoiceStream 1999 Management Incentive Stock Option Plan. The combined exercise prices for such new options to purchase VoiceStream common stock and new options to purchase Western Wireless Common Stock following the VoiceStream Spin-off were equal to the exercise prices of the initial, cancelled, underlying options to purchase Western Wireless Common Stock prior to the VoiceStream Spin-off. All reissued stock options were granted in a manner that ensured that employees, including the Named Executive Officers, maintained the value of their options, subject to normal fluctuations in the price of both the Company's and VoiceStream's stock, after the VoiceStream Spin-off. This reissuance did not accelerate any benefits to option holders.

                                                            MARKET
                                             NUMBER OF     PRICE OF     EXERCISE    NUMBER OF
                                             SECURITIES    STOCK AT     PRICE AT    SECURITIES
                                             UNDERLYING    TIME OF      TIME OF     UNDERLYING      NEW       EXPIRATION DATE
                                              OPTIONS     REISSUANCE   REISSUANCE   OPTIONS AS   EXERCISE       OF ORIGINAL
            NAME                  DATE        REISSUED       ($)          ($)        REISSUED    PRICE ($)      OPTION TERM
            ----                  ----       ----------   ----------   ----------   ----------   ---------   -----------------
John W. Stanton               May 21, 1999      1,000      26.1875       17.375        1,052       8.125       January 1, 2008
Donald Guthrie                May 21, 1999     93,000      26.1875       11.290       94,610       5.279         July 29, 2005
                                               85,250      26.1875        1.130       85,250       0.528      February 6, 2006
                                               45,430      26.1875       13.725       47,508       6.418     December 31, 2006
                                               60,000      26.1875       17.375       63,116       8.125       January 1, 2008
                                               60,000      26.1875       21.270       64,155       9.946       January 1, 2009
Mikal J. Thomsen              May 21, 1999    108,500      26.1875        9.680      108,500       4.527     December 31, 2004
                                              124,000      26.1875       11.290      159,294       5.279         July 29, 2005
                                               60,000      26.1875       13.725       94,155       6.418     December 31, 2006
                                               60,000      26.1875       17.375      111,233       8.125       January 1, 2008
                                               60,000      26.1875       21.270      128,310       9.946       January 1, 2009
Alan R. Bender                May 21, 1999     46,500      26.1875        4.030       46,500       1.884       January 1, 2004
                                               65,100      26.1875        9.680       65,100       4.527     December 31, 2004
                                               77,500      26.1875       11.290       78,842       5.279         July 29, 2005
                                               25,430      26.1875       13.725       26,815       6.418     December 31, 2006
                                               40,000      26.1875       17.375       42,078       8.125       January 1, 2008
                                               40,000      26.1875       21.270       42,770       9.946       January 1, 2009

                                                            MARKET
                                             NUMBER OF     PRICE OF     EXERCISE    NUMBER OF
                                             SECURITIES    STOCK AT     PRICE AT    SECURITIES
                                             UNDERLYING    TIME OF      TIME OF     UNDERLYING      NEW       EXPIRATION DATE
                                              OPTIONS     REISSUANCE   REISSUANCE   OPTIONS AS   EXERCISE       OF ORIGINAL
            NAME                  DATE        REISSUED       ($)          ($)        REISSUED    PRICE ($)      OPTION TERM
            ----                  ----       ----------   ----------   ----------   ----------   ---------   -----------------
Theresa E. Gillespie          May 21, 1999     86,800      26.1875        9.680       86,800       4.527     December 31, 2004
                                              100,750      26.1875       11.290      129,427       5.279         July 29, 2005
                                               40,000      26.1875       17.375       74,155       8.125       January 1, 2008
                                               40,000      26.1875       21.270       85,540       9.946       January 1, 2009

COMPENSATION OF DIRECTORS

     Each director of the Company received 1,069 stock options for serving on the Board of Directors. These options have terms of ten years from the date of grant, December 31, 1999, and become exercisable as to 25% of the shares on January 1, 2000, and an additional 25% every year thereafter until such options are fully exercisable, provided that such director remains continuously on the Board. Options granted to Mr. O'Toole are held for the benefit of Goldman Sachs, and options granted to Mr. Nelson are held for the benefit of Providence Media Services, Inc. Directors are also reimbursed for their out-of-pocket expenses incurred in connection with attendance at meetings of, and other activities relating to serving on, the Board and any committees thereof. Mr. Evans is further compensated $6,000 per quarter and $1,500 for each Board meeting he attends.

EMPLOYMENT AGREEMENTS

     Mr. Stanton and, until May 3, 2002, Messrs. Guthrie and Bender, will divide their time and responsibilities between the Company and VoiceStream pursuant to their existing employment agreements with the Company. Their employment agreements and the employment agreements between the Company and each of Mr. Thomsen and Ms. Gillespie provide for annual base salaries which currently are $295,000, $215,000, $170,000, $225,000 and $170,000, respectively, and provide each executive officer an opportunity to earn an annual bonus, as determined by the respective board of directors, targeted at 100%, 70%, 60%, 70% and 60%, respectively, of annual base compensation. It is expected that the Company will pay, and VoiceStream will reimburse the Company, for all executive compensation for Messrs. Stanton, Guthrie and Bender which is attributable to time spent and services rendered to VoiceStream.

     The foregoing employment agreements also provide that the contracting employee may be terminated by the Company at any time, with or without cause (as such term is defined in the employment agreements); however, in the event of an involuntary termination (as defined therein) for other than cause, (1) such executive officer will be entitled to receive a severance payment in an amount equal to any accrued but unpaid existing annual targeted incentive bonus through the date of termination, 12 months of such executive's then base compensation, and an amount equal to 12 months of such executive's existing annual targeted incentive bonus, (2) the Company will, at its expense, make all specified insurance payment benefits on behalf of such executive officer and his or her dependents for 12 months following such involuntary termination and (3) with respect to any stock options previously granted to each executive officer which remain unvested at the time of involuntary termination, there shall be immediate vesting of that portion of each such grant of any unvested stock options equal to the product of the total number of such unvested options under such grant multiplied by a fraction, the numerator of which is the sum of the number of days from the date on which the last vesting of options under such grant occurred to and including the date of termination plus 365, and the denominator of which is the number of days remaining from the date on which the last vesting of options under such grant occurred to and including the date on which the final vesting under such grant would have occurred absent the termination. Among other things, an executive officer's death or permanent disability will be deemed an involuntary termination for other than cause. In addition, each employment agreement provides for full vesting of all stock options granted upon a change of control (as such term is defined in the stock option agreements with the executive officer) of the Company.

     Pursuant to each such employment agreement, the Company has entered into an indemnification agreement with such executive officer pursuant to which the Company will agree to indemnify the executive officer against certain liabilities arising by reason of the executive officer's affiliation with the Company. Pursuant to the terms of each employment agreement, each executive officer agrees that during such executive officer's employment with the Company and for one year following the termination of such executive officer's employment with the Company for any reason, such executive officer will not engage in a business which is substantially the same as or similar to the business of the Company and which competes within the applicable commercial mobile radio services markets serviced by the Company. Mr. Stanton's agreement provides that such prohibition shall not preclude Mr. Stanton's investment in other companies engaged in the wireless communications business or his ability to serve as a director of other companies engaged in the wireless communications business, in each case subject to his fiduciary duties as a director of the Company.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The Compensation Committee of the Company's Board was formed in July 1994. None of the members was at any time during 1999, or at any other time, an officer or employee of the Company. No member of the Compensation Committee of the Company serves as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of the Company's Board of Directors or Compensation Committee.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION*

     The Compensation Committee is responsible for setting policy and the oversight of executive compensation. The Compensation Committee believes that the actions of each executive officer has the potential to affect the short-term and long-term performance of the Company. Consequently, the Compensation Committee places considerable importance on its task of designing and overseeing the executive compensation program. The Compensation Committee annually reviews the compensation programs of peer and competing companies to assess the competitiveness of its compensation.

     Philosophy and Objectives for Executive Compensation. The purpose of the Company's executive compensation program is to: (i) increase shareholder value,
(ii) improve the overall performance of the Company and (iii) attract, motivate, reward and retain key executives.

     The Compensation Committee believes that the Company's executive compensation should reflect each executive officer's qualifications, experience, role and performance achievements and the Company's performance achievements. In determining compensation levels, the Compensation Committee focuses on the competitive environment of the wireless and telecommunications industry group, considering compensation practices, organization and performance of other companies. The Compensation Committee also considers general industry trends in the geographic markets that are relevant to its operations. Total cash compensation (base salary plus annual cash incentives) and total direct compensation (base salary plus annual cash incentives plus the expected value of long-term incentives) should directly reflect the level of performance achieved by the Company and its executives. Within this overall philosophy, the Compensation Committee's specific objectives are to: (i) offer compensation which is competitive with other well-managed wireless and telecommunications companies and reward superior performance with enhanced levels of compensation; and (ii) provide variable compensation awards that are based on the Company's overall performance relative to corporate objectives, taking into account individual contributions, teamwork and performance levels that help create value for shareholders.

     Components of Executive Compensation. The three primary components of executive compensation are: (i) base salary, (ii) cash bonuses and (iii) long-term incentive awards.
---------------
* The report of the Compensation Committee shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under either the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended (together, the "Acts"), except to the extent that the Company specifically incorporates such report by reference; and further, such report shall not otherwise by deemed filed under the Acts.

     Base Salary. Executive officers' base salaries are set at levels which reflect their specific job responsibilities, experience, qualifications, and job performance in the context of the competitive marketplace. Marketplace levels of compensation are determined using compensation surveys which reflect the relevant segments of the market and include some of the companies which are included in the Company's peer group as reflected in the Performance Graph, and other companies which, while not in the peer group, are deemed appropriate comparisons for compensation purposes. Base salaries are reviewed each year, with consideration for adjustments being based on a combination of each executive officer's ongoing role, his or her job performance and marketplace competitiveness.

     Cash Bonuses. Awards under the bonus plan are based on the achievement of quality, growth and operating cash flow targets and specific objective performance goals. These goals are set for a one-year period. Performance goals are set to represent a range of performance, with the level of associated incentive award varying with different levels of performance achievement. The Chief Executive Officer recommends bonuses to the Compensation Committee for executive officers other than himself. Awards earned under the plan are contingent upon employment with the Company through the end of the year, except for payments made in the event of death, retirement, disability, or in the event of a change in control. Bonus payments are presented in the Summary of Compensation Table under the heading 'Bonus.'

     Long-Term Incentive Compensation. Long-term incentives are provided in the stock options granted under the Management Incentive Stock Option Plan and restricted stock granted under the Executive Restricted Stock Plan. The restricted stock grants listed in the Summary of Compensation Table reflect grants made to the Named Executive Officers in the calendar year 1999. Those grants were based on the recommendations of the Chief Executive Officer (other than with respect to himself).

     Chief Executive Officer Compensation. The executive compensation policy described above is applied in setting the Chief Executive Officer's compensation. Mr. Stanton participated in the same base salary and cash bonus compensation plans available to the Company's other executive officers. Mr. Stanton's compensation between May 3, 1999 and yearend was shared between the Company and VoiceStream. In 1999, Mr. Stanton earned a total base salary of $295,000, of which 50% was paid by the Company, and 50% was paid by VoiceStream. Mr. Stanton's bonus was determined on the basis of the Company's operating results versus established goals and other objectives. During 1999, under Mr. Stanton's leadership, the Company successfully achieved the following key goals and objectives. Mr. Stanton organized a process of separating the Company into two public companies. The Company grew its business at a rate above industry averages and exceeded Board of Directors' target levels for operating cash flow. The Company completed acquisitions increasing its licensed population by approximately 20% at a low cost of acquisition. 'In its international subsidiary, the Company won and purchased additional international licenses and made significant progress building and operating its systems in these countries'. Finally, Mr. Stanton reorganized the management team to better align its operations with the strategic opportunities of its cellular and PCS businesses and retained all of the Company's key executives. The Compensation Committee determined that a total annual bonus of $1,000,000 has been earned, of which $400,000 was paid by the Company, and $600,000 was paid by VoiceStream. Mr. Stanton is a large shareholder of the Company and has, to date, declined to participate in the Company's Management Incentive Stock Option Plan except for option grants to all Board members of 1,000 shares in 1998 and 1,069 shares in 1999.

     Policy on Deductibility of Compensation. Section 162(m) of the Internal Revenue Code of 1986, as amended, limits the tax deductibility by a company of compensation in excess of $1 million paid to any of its five most highly compensated executive officers. However, performance-based compensation that has been approved by stockholders is excluded from the $1 million limit if, among other requirements, the compensation is payable only upon attainment of pre-established, objective performance goals and the board committee that establishes such goals consists only of 'outside directors' as defined for purposes of Section 162(m). All of the members of the Compensation Committee qualify as 'outside directors.' The Compensation Committee intends to maximize the extent of tax deductibility of executive compensation under the provisions of Section 162(m) so long as doing so is compatible with its determinations as to the most appropriate methods and approaches for the design and delivery of compensation to the Company's executive officers.

     Summary. The Compensation Committee believes that the mix of conservative market-based salaries, significant variable cash incentives for both long-term and short-term performance and the potential for equity ownership in the Company represents a balance that will motivate the executive management team to continue to produce strong results. The Committee further believes this program strikes an appropriate balance between the interests and needs of the Company in operating its business and appropriate rewards based on enhancement of shareholder value.

                                          Respectfully submitted,

                                          Compensation Committee
                                          Mitchell R. Cohen
                                          Daniel J. Evans
                                          Jonathan M. Nelson

PERFORMANCE GRAPH

     The following graph depicts the Company's Class A Common Stock price performance from May 22, 1996 (the date on which quotations for the Class A Common Stock first appeared on the NASDAQ National Market) through December 31, 1999, relative to the performance of the NASDAQ and the NASDAQ TELECOM. All indices shown in the graph have been reset to a base of 100 as of May 22, 1996, and assume an investment of $100 on that date and the reinvestment of dividends, if any, paid since that date. The Company has not paid cash dividends on its Common Stock. The graph has been adjusted to reflect the VoiceStream Spin-off completed on May 3, 1999, as if the VoiceStream shares were sold on May 4, 1999, at its closing price of $25.188, and reinvested in the Company at its closing price of $22.00; VoiceStream is publicly traded on the NASDAQ National Market under the symbol VSTR. The graph set forth below was prepared by the Company.

                                                         NASDAQ                  NASDAQ TELECOM                   WWCA
                                                         ------                  --------------                   ----
5/96                                                     100.00                      100.00                      100.00
6/96                                                      95.30                       97.29                       87.24
9/96                                                      98.67                       92.63                       69.39
12/96                                                    103.83                       93.39                       56.63
3/97                                                      98.25                       87.30                       51.02
6/97                                                     115.98                      107.57                       64.80
9/97                                                     135.57                      125.21                       76.53
12/97                                                    126.29                      132.62                       70.92
3/98                                                     147.63                      167.95                       93.88
6/98                                                     152.38                      178.60                       81.38
9/98                                                     136.22                      157.24                       72.96
12/98                                                    176.34                      216.67                       89.80
3/99                                                     197.95                      267.44                      147.96
6/99                                                     216.03                      283.36                      236.38
9/99                                                     220.85                      270.25                      392.60
10/99                                                    238.57                      320.75                      462.91
11/99                                                    268.30                      355.08                      512.70
12/99                                                    327.26                      439.21                      584.38

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     Goldman Sachs has agreed to reimburse the Company for certain expenses incurred by the Company in connection with the preparation and maintenance of a current prospectus as part of Goldman Sachs' market making activities, including certain legal, printing and accounting fees. Mr. O'Toole is a Managing Director of Goldman Sachs.

     Effective January 1, 1999, the Company, WWC Holding Co., Inc. ("Holding Co."), Western Wireless International Corporation ("WWI"), and Bradley Horwitz, the Executive Vice President-International of the Company, entered into an amendment of a subscription and put and call agreement with respect to shares of common stock of WWI whereby Mr. Horwitz's interest in WWI decreased from 10% to 4.04% in consideration of the Company's investment in WWI of an additional $29 million in 1996 and 1997. Holding Co. continues to own the balance of the outstanding capital stock of WWI. Any funds provided by the Company to WWI on or subsequent to January 1, 1998, shall be considered revolving debt loaned by the Company to WWI at an interest rate of 10.5% per annum.

     The Company believes that the foregoing transactions were on terms as fair to the Company as those which would have been available in arm's-length negotiations. The $950 million credit facility, indentures pursuant to which the Company has issued subordinated debt, and the Washington Business Corporation Act contain provisions which limit the terms on which the Company may enter into transactions with its affiliates.

COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT

     Section 16(a) of the Exchange Act requires the Company's directors and executive officers, and persons who own more than 10% of the Common Stock, to file with the Securities and Exchange Commission (the "SEC") initial reports of beneficial ownership ("Forms 3") and reports of changes in beneficial ownership of Common Stock and other equity securities of the Company ("Forms 4 and Forms 5"). Officers, directors, and greater than 10% shareholders of the Company are required by SEC regulations to furnish to the Company copies of all Section 16(a) reports that they file. To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, all Section 16(a) filing requirements applicable to its officers, directors, and greater than 10% beneficial owners were complied with for the year ended December 31, 1999, except that Goldman Sachs and Mr. O'Toole, a director of the Company and a Managing Director of Goldman Sachs, were late in reporting the acquisition by Goldman Sachs of 800 shares of Class A Common Stock in September 1999 in connection with its ordinary course of business trading activities.

                    2. RATIFICATION OF SELECTION OF AUDITORS

     The Board of Directors will request that the shareholders ratify its selection of Arthur Andersen LLP to serve as the Company's independent auditors, to examine the consolidated financial statements of the Company for the year ending December 31, 2000. Arthur Andersen LLP examined the consolidated financial statements of the Company for the year ended December 31, 1999. Representatives of Arthur Andersen LLP will be present at the Annual Meeting to make a statement if they desire to do so and respond to questions by shareholders. The affirmative vote of a majority of the total number of votes attributable to all shares represented at the meeting is required for the ratification of the Board's selection of Arthur Andersen LLP as the Company's independent auditors for the fiscal year ending December 31, 2000. THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE RATIFICATION OF THE SELECTION OF ARTHUR ANDERSEN LLP AS INDEPENDENT AUDITORS OF THE COMPANY.

                                 OTHER BUSINESS

     It is not intended by the Board of Directors to bring any other business before the meeting, and so far as is known to the Board, no matters are to be brought before the meeting except as specified in the notice of the meeting. However, as to any other business which may properly come before the meeting, it is intended that proxies, in the form enclosed, will be voted in respect thereof, in accordance with the judgment of the persons voting such proxies.

                             SHAREHOLDER PROPOSALS

     Shareholder proposals to be presented at the Company's next Annual Meeting of Shareholders and included in the Company's Proxy Statement relating to such meeting must be received by the Company at its executive offices at 3650 131st Avenue SE, Bellevue, Washington 98006, Attention: Corporate Secretary, no later than December 20, 2000.

                                REPORT AVAILABLE

     A copy of the Company's Annual Report on Form 10-K, without exhibits, will be furnished without charge to shareholders upon request to:

                               Investor Relations
                          Western Wireless Corporation
                              3650 131st Avenue SE
                           Bellevue, Washington 98006
                                 (425) 586-8700

                                          WESTERN WIRELESS CORPORATION
                                          By Order of the Board of Directors

                                          /s/ ALAN R. BENDER
                                          Alan R. Bender
                                          Secretary

Bellevue, Washington
April 18, 2000

                               DIRECTIONS TO THE
                       ANNUAL MEETING OF SHAREHOLDERS OF
                          WESTERN WIRELESS CORPORATION
                                       AT
                       THE MUSEUM OF HISTORY AND INDUSTRY
                             2700 24TH AVENUE EAST
                           SEATTLE, WASHINGTON 98112
                                 (206) 324-1126

      FROM SEA-TAC AIRPORT, DOWNTOWN SEATTLE HOTELS AND CONVENTION CENTER
                            TAKE INTERSTATE 5 NORTH

          Take the Bellevue-Kirkland/State Route 520 exit (168-B)
           Stay in the far right lane
           Take the Montlake Boulevard exit
           After the signal light, go straight 1 block to 24th Avenue East Turn left onto 24th Avenue East and into the Museum parking lot

          FROM BELLEVUE AND THE EASTSIDE HOTELS AND CONVENTION CENTER
                        TAKE WEST-BOUND STATE ROUTE 520

          Take the Lake Washington Boulevard exit
           This exit winds over State Route 520
           Turn right at the signal light onto Lake Washington Boulevard Turn right onto 24th Avenue East and into the Museum parking lot

                                     [FRONT]

                                      PROXY

                     FOR THE ANNUAL MEETING OF SHAREHOLDERS

                          WESTERN WIRELESS CORPORATION

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


    The undersigned hereby appoints John W. Stanton and Alan R. Bender (collectively, the "Proxies"), and each of them, with full power of substitution, as proxies to vote the shares which the undersigned is entitled to vote at the Annual Meeting of Shareholders of the Company to be held at The Museum of History and Industry, 2700 24th Avenue East, Seattle, Washington, on Thursday, May 18, 2000 at 9:00 a.m. (Pacific Time) and at any adjournments thereof.

1. FOR Election of directors: John W. Stanton, John L. Bunce, Jr., Mitchell L. Cohen, Daniel J. Evans, Jonathan M. Nelson, Terence M. O'Toole.

    WITHHOLD AUTHORITY To Vote for the following Directors: ____________________


2.  [ ] FOR   [ ] AGAINST   [ ] ABSTAIN   Proposal to ratify the selection of
    Arthur Andersen LLP as the Company's independent auditors for 2000.

3. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

                                    [REVERSE]

    This proxy when properly signed will be voted in the manner directed herein by the undersigned shareholder. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2 AND 3.



                                        ----------------------------------------
                                        Signature


                                        ----------------------------------------
                                        Signature, if held jointly


                                        Dated:                     , 2000
                                               --------------------


                                        IMPORTANT - PLEASE SIGN AND RETURN
                                        PROMPTLY. When shares are held by joint
                                        tenants, both should sign. When signing
                                        as attorney, executor, administrator,
                                        trustee, or guardian, please give full
                                        title as such. If a corporation, please
                                        sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by an authorized person.